UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2010

OWENS-ILLINOIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-13061	34-1559348
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 20, 2010, Owens-Brockway Glass Container Inc. (“OB Glass”), a Delaware corporation and an indirect wholly-owned subsidiary of Owens-Illinois, Inc. (“OI Inc.”), issued $90,000,000 aggregate principal amount of 3.00% Exchangeable Senior Notes due 2015 (the “Notes”) which are exchangeable based on shares of common stock of OI Inc. The Notes were issued pursuant to the initial purchasers’ option to purchase an additional $90,000,000 in aggregate principal amount of the Notes under the Indenture dated May 7, 2010, by and among OB Glass, OI Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, paying agent and registrar (the “Indenture”).  The Notes will pay interest semi-annually on June 1 and December 1 at a rate of 3.00% per annum, and will mature on June 1, 2015. The Notes were offered and sold to initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The initial purchasers then sold the Notes to qualified institutional buyers pursuant to exemptions from registration provided by Rule 144A under the Securities Act.

As previously reported in our Report on Form 8-K dated May 7, 2010, OB Glass issued $600,000,000 aggregate principal amount of the Notes to the initial purchasers on May 7, 2010.  The Indenture for the Notes is attached as Exhibit 4.1 to such report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS GROUP, INC.

Date: May 21, 2010	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and Chief Financial Officer